统一社会信用代码 91310115MA1H836T1H

Unified social credit Code: 91310115MA1H836T1H

证照编号 15000002202111290028

LICENSE No.: 15000002202111290028

营业执照
BUSINESS LICENSE
（副本）
(the Copy)

扫描二维码登录"国家企业信用信息公示系统"了解更多登记、备案、许可、监管信息。

Scan the QR code and log in to the "national industry wide credit information publicity system" to learn more about registration. Filing, licensing and regulatory information.

名称 上海起阁动力科技有限公司

Name: Shanghai Qige Power Technology Co., Ltd

类型 有限责任公司（港澳台法人独资）

Type: limited liability company (Hong Kong, Macao, and Taiwan legal person Sole proprietorship)

法定代表人 马建华

Legal representative: Ma Jianhua

经营范围 一般项目：从事动力科技，机电科技领域内的技术开发、技术服务、技术转让、技术咨询；信息系统集成服务，机电设备的安装、维护；机械设备、机电设备、自动化控制设备、仪器仪表、电子产品，汽车零配件的批发、零售；软件开发（音像制品、电子出版物除外）；数据处理和存储支持服务（不涉及外商投资准入负面清单领域）；商务信息咨询；软件销售；计算机软硬件及辅助设备销售；软件外包服务；办公设备租赁；计算机软硬件及辅助设备租赁。（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）

Business scope General projects: The company is engaged in technology development, technical services, technology transfer, and technical consultation in the fields of power science and technology and Electromechanical Science and technology; information system integration services; installation and maintenance of electromechanical equipment; wholesale and retail of mechanical equipment, electromechanical equipment, automatic control equipment, instruments and meters, electronic products and auto parts; Software development (excluding audio-visual products and electronic publications); Data processing and storage support services (excluding the field of negative list of foreign investment candidates); Business information consultation; Software sales; Sales of computer software, hardware, and auxiliary equipment; Software outsourcing services, office equipment leasing, computer software and hardware and auxiliary equipment leasing. (The company shall independently carry out business activities according to law with its business license except for the items to be approved according to law.)

注册资本 人民币 500.0000

Registered capital: 5000000.00 yuan

成立日期 2016 年 8 月 10 日

Date of establishment: August 10, 2016

营业期限 2016 年 8 月 10 日至 2036 年 8 月 9 日

Business term: August 10, 2016, to August 9, 2036

住所 上海市浦东新区秀浦路 3500 号 1 幢 B 楼 1 层 104 室

Address: Room 104, Building 1-B, No. 3500, Xiupu Road, Pudong New Area, Shanghai

登记机关

Registration authority

上海市浦东新区市场监督管理局

Shanghai Pudong New Area Administration for market Regulation

2021 年 11 月 29 日

November 29, 2021

国家企业信用信息公示系统网址:http://www.gsxt.gov.cn

Website of National Enterprise Credit Information Publicity System: http://www.gsxt.gov.cn

市场主体应当于每年 1 月 1 日至 6 月 30 日通过国家企业信用公示系统报送公示年度报告。

Please submit and publicize the annual report of the previous year in the National Enterprise Credit Information Publicity System from January 1st to June 30 every year.

国家市场监督管理总局监制

Supervised by the State Administration for Market Regulation